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EXHIBIT NO. 99.1


FOR IMMEDIATE RELEASE
SOURCE: THE HARTCOURT COMPANIES, INC.
SHANGHAI, MAY 31, 2005 AT 6.30AM EST

PRESS RELEASE

                   HARTCOURT ANNOUNCES CHANGES OF FISCAL YEAR

SHANGHAI - MAY 31, 2005-- THE HARTCOURT COMPANIES, INC. (OTC BB: HRCT,
FRANKFURT: 900009), today announced that the Board of Directors of Hartcourt has approved the changed of its fiscal year-end from December 31 to May 31, effective May 31, 2005. The Company will report audited results for the five months transitional period from January 1, 2005 to May 31, 2005 in August 2005. The Company's fiscal quarters will end on last day of August, November and February each year.


ABOUT HARTCOURT
Hartcourt's achievements and operations can be found on its web site:
WWW.HARTCOURT.COM


Forward-looking statements


The statements made in this press release, which are not historical facts, contain certain forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

CONTACT:
Ms Tingting Ni, Tel: + 86 21 52138810 Fax: + 86 21 52138870 Email:
ir@hartcourt.com